NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	July 19, 2010

Uranium Energy Corp Announces Historical Resource of 1.5 Million Pounds eU3O8 at the Company's Salvo Project in South Texas

Salvo is the Fourth Prospective Satellite for Company's Hobson Processing Facility

Corpus Christi, TX - July 19, 2010 - Uranium Energy Corp (NYSE-AMEX: UEC, the "Company") is pleased to announce that the Company has received an independent National Instrument 43-101 technical report for the Salvo Project located in Bee County, Texas, that reports an historical mineral resource of 1,505,000 pounds of U3O8. The Company has earlier referred to the Salvo Project as the Seager-Salvo Project.

The historical resource estimate has been performed using industry-accepted standards for its time. Additional verification and validation is needed to bring the property to a current Canadian Institute of Mining (CIM) resource classification. The Company is not treating the historical estimates as current mineral resources and the historical estimates should not be relied upon.

The Salvo property consists of 1,513 acres of contiguous leases located about ten miles southwest of the town of Beeville, Texas. The Salvo lease is approximately 50 miles from the Company's Hobson processing facility. Management anticipates that any mineral resources identified and extracted at Salvo would be processed at the Hobson plant.

Clyde Yancey, VP of Exploration, said, "We are excited to drill this property, to confirm the resource and to bring it up to independently qualified reporting standards. Initial indications are that the resource here may expand substantially."

Mobil Oil and then Uranium Resources Incorporated (URI) originally explored the Salvo property. URI prepared an historic resource estimate in 1984 based on 314 drill holes which also resulted in an approximate resource of 1.5 million pounds. URI did not pursue further definition of the resource or endeavor to expand the resource because of the prevailing low price of uranium at the time.

The complete Salvo Project NI 43-101 Technical Report as prepared for the Company is filed on the SEDAR website, at www.sedar.com, and on the Company's website at www.uraniumenergy.com. The Technical Report is authored by Thomas A. Carothers, P.Geo., a qualified person as defined in NI 43-101, who has over 30 years of uranium experience, substantially in the South Texas uranium trend. Among other credentials, he worked directly for two operating ISR mining companies in South Texas, US Steel and Tenneco Uranium, during the 1970s and 1980s.

Mr. Carothers concluded that the property has good potential for expansion of mineralization with new drilling. He stated that the review of the project historic data files and working maps indicate that the data density and reliability are adequate and that the map posting and historical resource estimated by URI was prepared in a knowledgeable and accurate manner to the standards applicable at that time.

In-situ recovery (ISR) is potentially the most suitable mining method for this project based on evaluation of grade and depth of the mineralized zones. A preliminary URI core leach test indicated that the mineralization is amenable to leaching with an oxygenated agent. The mineralized horizons are confined by impermeable clay layers above and below the mineralization and are considered to be ideal for the use of ISR methodology. The deposits are generally not oxidized, and should have good groundwater flow characteristics.

Importantly, the average disequilibrium factor, or DEF, determined by historic Princeton Gamma Tech or PGT logging in 1984, while requiring additional verification, was calculated by the Company to be approximately 1.6, based on a weighted average of 20 intercepts from 8 holes logged in 1984. The historic resource above does not include any application of disequilibrium factor.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a QP under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp. (NYSE-AMEX: UEC) is a U.S.-based exploration and development company with the objective of near-term uranium production in the U.S.  The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the fully-permitted Palangana in-situ recovery project, and the Goliad in-situ recovery project which is in the final stages of mine permitting for production.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines.  In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC.  Accordingly, we have not reported them in the United States.

Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves.  These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability.  It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category.  In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  Investors are cautioned not to assume that any part of the reported measured mineral resources indicated mineral resources or inferred mineral resources referred to in this news release and in the Technical Report are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.